UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act Of 1934

Filed by Registrant {X}

Filed by a Party other than the Registrant { }

Check the appropriate box:
{ } Preliminary Proxy Statement
{ } Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
{ } Definitive Proxy Statement
{X} Definitive Additional Materials
{ } Soliciting Material Pursuant to §240.14a-12

Vineyard National Bancorp
____________________________________________________
(Name of Registrant as Specified In Its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
{X } No fee required.
{ } Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

{ } Fee paid previously with preliminary materials:
{ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

For Immediate Release

Contact:           Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Reports ISS Recommendation that Shareholders Reject and Vote Against the Bylaw Changes Proposed by Messrs. Morales and Salmanson

CORONA, CA – April 3, 2008 – Vineyard National Bancorp (the “Company”) (NASDAQ: VNBC), parent company of Vineyard Bank, N.A. (“Vineyard”) and other subsidiaries, reported today that Institutional Shareholder Services (“ISS”), the nation’s leading independent proxy voting advisory and corporate governance service, has recommended that Company shareholders vote AGAINST changes to the Company’s bylaws that are being proposed by a stock broker, Jon Salmanson, and the Company’s former Chief Executive Officer (“CEO”), Norman Morales.

“We are pleased that ISS has recommended that our shareholders reject and vote AGAINST the proposed bylaw changes, which the Board of Directors (the “Board”) believes would be a step toward pursuing business plans that we consider to be risky and ill-advised in today’s economic climate,” said James LeSieur, Chairman and Interim CEO.  “The Board believes the campaign by Messrs. Morales and Salmanson is not about shareholder rights, but instead, is a transparent attempt by a former CEO to return to power with the help of his friends and associates.”

ISS, which provides proxy advisory services to institutional investors, mutual funds, and other fiduciaries worldwide, commented on each of the proposed bylaw amendments.  The ISS report says in part:

Item 1:“We believe that the proposed bylaw amendment could possibly require shareholders to vote on director election with insufficient time or information to assess the candidate. Moreover, there seems to be lack of an imminent need to amend the bylaw especially given that both the company and the dissidents have similar strategies. We also highlight concerns about Mr. Morales underlying motivation for the proxy contest, given that he was the CEO until Jan 2008 and initiated a proxy contest after negotiating a termination agreement with the Company. Finally, we believe that the Board's April 2, 2008 bylaw amendments largely mitigate concerns about timing gap between the meeting date and the advance notice date. As such, we recommend shareholders vote AGAINST the proposed amendment.”

Item 2:“The proposal seeks shareholder approval to amend Article II, Section 2 of the company’s bylaws to require the Company’s Annual Meeting of shareholders be held no earlier than the third Wednesday of May of each year and within at least thirteen (13) months of the previous Annual Meeting of shareholders. Given that the company has a history of holding its annual meeting of shareholders in the third week of May, and our lack of support for Item 1, we recommend shareholders vote AGAINST Item 2.”

Item 3:“The repeal of each provision of the Company’s bylaws or amendments of the bylaws that are adopted after August 2, 2007 and before the effectiveness of the bylaw amendments. Given our lack of support for Item 1, we recommend shareholders vote AGAINST Item 3.”

The Consent Solicitation Statement by Messrs. Salmanson and Morales proposes three amendments to the Company’s Amended and Restated Bylaws in order to allow them to nominate candidates for election to the Board of Directors. In a mailing to shareholders, the Company’s Board urges shareholders to reject and vote AGAINST the solicitation and the bylaw amendments by checking “REVOKE CONSENT,” signing, dating and returning the BLUE Consent Revocation Card that is included in the Company’s mailings.

If you have any questions about giving your consent revocation or require assistance, please call:

D.F. KING & CO. INC.
48 Wall Street
New York, New York 10005
Shareholders Call Toll-Free at: 800-967-7921
Banks and Brokers Call Collect at: 212-269-5550

Important Additional Information

The Company filed a Definitive Consent Revocation Statement on Schedule 14A with theSecurities Exchange Commission (“SEC”)on March 13, 2008(the “Definitive Consent Revocation Statement”) relating to the solicitation of consent revocations from shareholders of the Company, and in the future will file a proxy statement relating to the election of directors of the Company (the “Proxy Statement”). Investors and security holders are advised to read the Definitive Consent Revocation Statement, the Proxy Statementand other materials filed by the Company related to the Definitive Consent Revocation Statement and Proxy Statement solicitations, when available, because they contain important information. Investors and security holders may obtain a free copy of the Definitive Consent Revocation Statement, the Proxy Statementand all other related materials filed by the Company with the SEC (when they are filed and become available) free of charge at the SEC's website at www.sec.govor by contacting D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, 1-800-967-7921. The Company also will provide a copy of these materials without charge on its website at www.vnbcstock.com.

The Company, its Board and one or more of its executive officers may be deemed to be participants in the Definitive Consent Revocation Statement and Proxy Statement solicitations. Information regarding the names of the Company's Board and executive officers and their respective interests in the Company is set forth in the Definitive Consent Revocation Statement.

About Vineyard National Bancorp

The Company is a $2.5 billion financial holding company headquartered in Corona and the parent company of Vineyard, 1031 Exchange Advantage Inc., and 1031 Funding & Reverse Corp (collectively, "the exchange companies"). Vineyard, also headquartered in Corona, operates through 16 full-service banking centers and three regional financial centers in the counties of Los Angeles, Marin, Orange, Riverside, San Bernardino, San Diego, Santa Claraand Ventura, CA. The exchange companies are headquartered in Encinitas, CA. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "VNBC." For additional information on the Company visit www.vnbcstock.comor for additional information on Vineyard and to access internet banking, please visit www.vineyardbank.com. For additional information on the exchange companies visit www.1031exchangeadvantage.com.

Forward-Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained herein can be found in the Company's filings with the SEC including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K, and the Consent Revocation Statement on Schedule 14A. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.